Exhibit 99.1

LinkedIn Announces Fourth Quarter and 2011 Fiscal Year Financial Results

MOUNTAIN VIEW, Calif., Feb. 9, 2012 – LinkedIn Corporation (NYSE: LNKD), the world’s largest professional network on the Internet with more than 150 million members, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2011:

•	Revenue for the fourth quarter was $167.7 million, an increase of 105% compared to $81.7 million for the fourth quarter of 2010

•

Net income for the fourth quarter was $6.9 million, compared to net income of $5.3 million for the fourth quarter of 2010; Non-GAAP net income for the fourth quarter was $13.3 million, compared to $5.2 million for the fourth quarter of 2010. Non-GAAP measures exclude tax-affected stock-based compensation expense and tax-affected amortization of acquired intangible assets

•	Adjusted EBITDA for the fourth quarter was $34.4 million, or 21% of revenue, compared to $16.3 million for the fourth quarter of 2010, or 20% of revenue

•	GAAP EPS for the fourth quarter was $0.06; Non-GAAP EPS for the fourth quarter was $0.12

•

For the full year 2011, revenue increased 115% to $522.2 million from $243.1 million. GAAP EPS increased to $0.11 from $0.07 and Non-GAAP EPS increased to $0.35 from $0.24. Adjusted EBITDA increased to $98.7 million from $48.0 million

“Q4 once again exceeded our expectations for member engagement and business growth. It was a fitting end to a memorable year in which we reinforced our position as the pre-eminent professional network on the web,” said Jeff Weiner, CEO of LinkedIn. “We believe continued focus on our members and technology infrastructure positions us well for accelerated product innovation in 2012.”

Fourth Quarter Financial Details and Operating Summary

LinkedIn reported revenue of $167.7 million for the quarter ended December 31, 2011, an increase of 105% compared to the fourth quarter of 2010, and the 6th straight quarter of greater than 100% year-over-year growth.

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Hiring Solutions: Revenue from Hiring Solutions products totaled $84.9 million, an increase of 136% compared to the fourth quarter of 2010. Hiring Solutions revenue represented 50% of total revenue in the fourth quarter of 2011, compared to 44% in the fourth quarter of 2010.

•

Marketing Solutions: Revenue from Marketing Solutions products totaled $49.5 million, an increase of 77% compared to the fourth quarter of 2010. Marketing Solutions revenue represented 30% of total revenue in the fourth quarter of 2011, compared to 34% in the fourth quarter of 2010.

•

Premium Subscriptions: Revenue from Premium Subscriptions products totaled $33.3 million, an increase of 87% compared to the fourth quarter of 2010. Premium Subscriptions represented 20% of total revenue in the fourth quarter of 2011, compared to 22% in the fourth quarter of 2010.

Revenue from the U.S. totaled $112.0 million, and represented 67% of total revenue in the fourth quarter of 2011. Revenue from international markets totaled $55.8 million, and represented 33% of total revenue in the fourth quarter of 2011.

Revenue from the field sales channel totaled $95.8 million, and represented 57% of total revenue in the fourth quarter of 2011. Revenue from the online, direct sales channel totaled $71.9 million, and represented 43% of total revenue in the fourth quarter of 2011.

GAAP net income for the fourth quarter was $6.9 million, compared to net income of $5.3 million for the fourth quarter of 2010. Non-GAAP net income for the fourth quarter was $13.3 million, compared to $5.2 million in the fourth quarter of 2010.

Adjusted EBITDA was $34.4 million in the fourth quarter of 2011, or 21% of revenue, compared to $16.3 million in the fourth quarter of 2010, or 20% of revenue.

GAAP EPS was $0.06 based on 108.6 million fully-diluted weighted shares outstanding compared to $0.03 for the fourth quarter of 2010 based on 49.4 million fully-diluted weighted shares outstanding; Non-GAAP EPS was $0.12 based on 108.6 million fully-diluted weighted shares outstanding compared to $0.05 for the fourth quarter of 2010 based on 95.0 million fully-diluted weighted shares outstanding.

“LinkedIn grew over 100% for the sixth consecutive quarter and posted all-time high adjusted EBITDA,” said Steve Sordello, CFO of LinkedIn. “Our fourth quarter results underscore the company’s success in 2011, which saw revenue and adjusted EBITDA more than double. In 2012, we will continue to invest in our product, engineering, and sales infrastructure to capitalize on our long-term opportunity.”

For additional information, please see the “Selected Company Metrics and Financials” page, updated through the end of the fourth quarter of 2011, on LinkedIn’s Investor Relations site.

Fourth Quarter Highlights and Strategic Announcements

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LinkedIn completed the latest phase of the re-architecture of its software development and deployment process, known internally as InVersion, which is the foundation for accelerated product innovation in 2012.

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LinkedIn continued its international expansion and localization with the addition of three new offices (Tokyo, Japan; Bangalore, India; and Sao Paulo, Brazil), and five new languages (Japanese, Swedish, Indonesian, Malay, and Korean.)

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At its Talent Connect conference in October, LinkedIn announced Talent Pipeline, a new solution that allows recruiters and hiring managers to manage, track, and stay in touch with active and passive candidates, regardless of source. Talent Pipeline is currently in pilot testing phase with select Hiring Solutions customers.

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LinkedIn unveiled two new offerings for Marketing Solutions customers at Connect:11 in October. Company Status Updates and the Certified Developer Program give brands more powerful ways to connect and engage with LinkedIn members.

Business Outlook

As of today, LinkedIn is providing guidance for the first quarter of 2012 and for the full year 2012 on revenue, adjusted EBITDA, depreciation and amortization, and stock-based compensation.

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Q1 FY12 Guidance: Revenue for the first quarter of 2012 is projected to be in the range of $170 million to $175 million. For the first quarter of 2012, the company expects to report adjusted EBITDA of $25 million to $27 million. The company expects depreciation and amortization in the range of $15 million to $17 million, and stock-based compensation in the range of $13 million to $14 million.

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Full Year FY12 Guidance: Revenue for the full year of 2012 is projected to be in the range of $840 million to $860 million. For the full year of 2012, the company expects to report adjusted EBITDA of $155 million to $165 million. The company expects depreciation and amortization in the range of $70 million to $80 million, and stock-based compensation in the range of $65 million to $75 million.

Quarterly Conference Call

LinkedIn plans to host a webcast/conference call to discuss its fourth quarter 2011 financial results and business outlook today at 2:00 p.m. Pacific Time. Jeff Weiner and Steve Sordello will host the webcast, which can be viewed on the investor relations section of the LinkedIn website at http://investors.linkedin.com/. This call will contain forward-looking statements and other material information regarding the company’s financial and operating results. Following completion of the call, a recorded replay of the webcast will be available on the website. For those without access to the Internet, a replay of the call will be available beginning at 5:00 p.m. Pacific Time on February 9, 2012 through February 16, 2012 at 9:00 p.m. Pacific Time. To listen to the telephone replay, call (855) 859-2056, access code 45016554.

Upcoming Events

Management will participate in upcoming financial Q&A discussions at investment industry events on February 14th, February 27th, and March 13th. LinkedIn will furnish a link to these events on its investor relations website, http://investors.linkedin.com/ for both the live and archived webcasts.

About LinkedIn

Founded in 2003, LinkedIn connects the world’s professionals to make them more productive and successful. With more than 150 million members worldwide, including executives from every Fortune 500 company, LinkedIn is the world’s largest professional network on the Internet. The company has a diversified business model with revenue coming from member subscriptions, marketing solutions and hiring solutions. Headquartered in Silicon Valley, LinkedIn also has offices across the globe.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income, and non-GAAP EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The company excludes the following items from one or more of its non-GAAP measures:

Stock-based compensation. The company excludes stock-based compensation because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. The company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to competitors’ operating results.

Amortization of acquired intangible assets. The company excludes amortization of acquired intangible assets because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from various non-GAAP measures facilitates internal comparisons to historical operating results and comparisons to competitors’ operating results.

Income tax effect of non-GAAP adjustments. Excluding the income tax effect of non-GAAP adjustments from the provision for income taxes assists investors in understanding the tax provision related to those adjustments and the effective tax rate related to ongoing operations.

Assumed preferred stock conversion. As a result of the company’s initial public offering, all outstanding shares of preferred stock were automatically converted into shares of Class B common stock. Consequently, non-GAAP diluted net income per share has been calculated assuming the conversion of all outstanding shares of preferred stock into shares of Class B common stock.

For more information on the non-GAAP financial measures, please see the “Reconciliation of GAAP to non-GAAP Financial Measures” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. Additionally, the company has not reconciled adjusted EBITDA guidance to net income guidance because it does not provide guidance for other income (expense) and provision for income taxes, which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of the company’s control and/or cannot be reasonably predicted, the company is unable to provide such guidance. Accordingly, a reconciliation to net income (loss) is not available without unreasonable effort.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our products, including plans for 2012 and our Talent Pipeline product, our planned investments in key strategic areas, and our expected financial metrics such as revenue, adjusted EBITDA, depreciation and amortization and stock-based compensation for the first quarter of 2012 and the full fiscal year 2012. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include – but are not limited to – risks associated with: the company’s short operating history in a new and unproven market; engagement of its members; the price volatility of our Class A common stock, including in connection with the release of any restrictions on trading in the company’s stock; general economic conditions; expectations regarding the return on our strategic investments; execution of our plans and strategies; expectations regarding the company’s ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that its website is accessible at all times with short or no perceptible load times; security measures and the risk that the company’s website may be subject to attacks that degrade or deny the ability of members to access the company’s solutions; members and customers curtailing or ceasing to use the company’s solutions; the company’s core value of putting members first, which may conflict with the short-term interests of the business; privacy issues; increasing competition in the market for online professional networks; and the dual class structure of the company’s common stock.

Further information on these and other factors that could affect the company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company’s Form 10-Q that was filed for the quarter ended September 30, 2011, and additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2011. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at http://investors.linkedin.com/. All information provided in this release and in the attachments is as of February 9, 2012, and LinkedIn undertakes no duty to update this information.

LINKEDIN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$339,048	$92,951
Short-term investments	238,456	—
Accounts receivable (net of allowance for doubtful accounts of $5,460 and $2,672 at December 31, 2011 and 2010, respectively)	111,372	58,263
Deferred commissions	13,594	8,684
Prepaid expenses	10,799	4,887
Other current assets	12,658	7,421

Total current assets	725,927	172,206
Property and equipment, net	114,850	56,743
Goodwill	12,249	—
Intangible assets, net	8,095	5,232
Other assets	12,576	4,007

TOTAL ASSETS	$873,697	$238,188

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$28,217	$12,886
Accrued liabilities	58,644	27,601
Deferred revenue	139,798	64,985

Total current liabilities	226,659	105,472
DEFERRED TAX LIABILITIES	18,551	6,625
OTHER LONG TERM LIABILITIES	3,508	1,861

Total liabilities	248,718	113,958

COMMITMENTS AND CONTINGENCIES
REDEEMABLE CONVERTIBLE PREFERRED STOCK	—	87,981
STOCKHOLDERS' EQUITY:
Convertible preferred stock	—	15,846
Class A and Class B common stock	10	4
Additional paid-in capital	617,629	25,074
Accumulated other comprehensive income (loss)	100	(3)
Accumulated earnings (deficit)	7,240	(4,672)

Total stockholders’ equity	624,979	36,249

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY	$873,697	$238,188

LINKEDIN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net revenue	$167,741	$81,696	$522,189	$243,099
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	24,166	14,844	81,448	44,826
Sales and marketing	53,249	20,638	164,703	58,978
Product development	42,051	20,953	132,222	65,104
General and administrative	24,463	11,633	74,871	35,064
Depreciation and amortization	13,784	6,565	43,100	19,551

Total costs and expenses	157,713	74,633	496,344	223,523

Income from operations	10,028	7,063	25,845	19,576
Other expense	(1,575)	(341)	(2,903)	(610)

Income before income taxes	8,453	6,722	22,942	18,966
Provision for income taxes	1,534	1,405	11,030	3,581

Net income	$6,919	$5,317	$11,912	$15,385

Net income attributable to common stockholders	$6,919	$1,576	$11,912	$3,429

Net income per share attributable to common stockholders:
Basic	$0.07	$0.04	$0.15	$0.08

Diluted	$0.06	$0.03	$0.11	$0.07

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	98,531	43,058	77,185	42,446

Diluted	108,612	49,372	104,118	46,459

LINKEDIN CORPORATION

SUPPLEMENTAL REVENUE INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenue by product:
Hiring Solutions	$84,937	$35,958	$260,885	$101,884
Marketing Solutions	49,523	27,939	155,848	79,309
Premium Subscriptions	33,281	17,799	105,456	61,906

Total	$167,741	$81,696	$522,189	$243,099

Revenue by geography:
United States	$111,970	$58,411	$353,834	$176,975
International	55,771	23,285	168,355	66,124

Total	$167,741	$81,696	$522,189	$243,099

Revenue by channel:
Field sales	$95,842	$48,253	$287,634	$135,691
Online sales	71,899	33,443	234,555	107,408

Total	$167,741	$81,696	$522,189	$243,099

LINKEDIN CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Non-GAAP net income and net income per share:
GAAP net income	$6,919	$5,317	$11,912	$15,385
Add back: stock-based compensation	10,612	2,712	29,768	8,832
Add back: amortization of intangible assets	1,155	715	3,635	954
Income tax effect of non-GAAP adjustments	(5,358)	(3,526)	(8,827)	(3,307)

NON-GAAP NET INCOME	$13,328	$5,218	$36,488	$21,864

GAAP diluted shares	108,612	49,372	104,118	46,459
Add back: assumed preferred stock conversion	—	45,648	—	45,645

NON-GAAP DILUTED SHARES	108,612	95,020	104,118	92,104

NON-GAAP DILUTED NET INCOME PER SHARE	$0.12	$0.05	$0.35	$0.24

Adjusted EBITDA:
Net income	$6,919	$5,317	$11,912	$15,385
Provision for income taxes	1,534	1,405	11,030	3,581
Other expense	1,575	341	2,903	610
Depreciation and amortization	13,784	6,565	43,100	19,551
Stock-based compensation	10,612	2,712	29,768	8,832

ADJUSTED EBITDA	$34,424	$16,340	$98,713	$47,959